Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Third Quarter 2023 Results

Wakefield, MA—November 7, 2023—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the third quarter ended September 30, 2023.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As the fourth quarter of 2023 begins, we continue to believe that the current price of our common stock does not accurately reflect the value of our underlying real estate assets.  We will seek to increase shareholder value by continuing to (1) pursue the sale of select properties where we believe that short to intermediate term valuation potential has been reached and (2) strive to increase occupancy through the leasing of vacant space. We intend to use proceeds from property dispositions primarily for debt reduction.

During the third quarter of 2023, on August 9, 2023, we sold our only single-story-flex office property, which  contains approximately 64,198 square feet, located in Charlotte, North Carolina and known as Forest Park, for gross proceeds of $9,200,000, or approximately $143 per square foot.  Subsequent to the end of the third quarter of 2023, on October 26, 2023, we sold an office property containing approximately 214,110 square feet located in Plano, Texas, known as One Legacy, for gross proceeds of $48,000,000, or approximately $224 per square foot.

As a result of our recent property dispositions and our ongoing operations, as of November 7, 2023, we had cash, or cash equivalents on our balance sheet of approximately $73,500,000. We intend to use these funds primarily for continued debt reduction. We are also currently engaged in discussions with our existing lender group regarding extending or refinancing our remaining debt and anticipate further property dispositions this year, which we estimate will result in additional aggregate gross proceeds ranging between $108,000,000 and $153,000,000.  Proceeds from any additional property dispositions are also intended to be used primarily for debt reduction.

We look forward to the remainder of 2023 and beyond with anticipation and optimism.”

Financial Highlights

●	GAAP net loss was $45.7 million and $51.7 million, or $0.44 and $0.50 per basic and diluted share for the three and nine months ended September 30, 2023, respectively.
●	Funds From Operations (FFO) was $7.5 million and $23.0 million, or $0.07 and $0.22 per basic and diluted share, for the three and nine months ended September 30, 2023, respectively.

Leasing Highlights

●	During the nine months ended September 30, 2023, we leased approximately 571,000 square feet, including 206,000 square feet of new leases.
●	Our directly owned real estate portfolio of 19 owned properties, totaling approximately 6.0 million square feet, was approximately 74.8% leased as of September 30, 2023, compared to approximately 75.6% leased as of December 31, 2022. The decrease in the leased percentage is primarily a result of lease expirations and property dispositions, which was partially offset by leasing completed during the nine months ended September 30, 2023.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the nine months ended September 30, 2023, was $29.35, or 7.2% higher than average rents in the respective properties for the year ended December 31, 2022. The average lease term on leases signed during the nine months ended September 30, 2023, was 6.3 years compared to 6.4 years during the year ended December 31, 2022. Overall, the portfolio weighted average rent per occupied square foot was $31.46 as of September 30, 2023, compared to $30.48 as of December 31, 2022.
●	We are currently tracking more than 900,000 square feet of new prospective tenants, including approximately 500,000 square feet of prospective tenants that have identified our properties on their respective short lists of potential locations.
●	We believe that our continuing portfolio of real estate is well located, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with upside leasing potential.

Investment Highlights

●	We remain committed to seeking to sell select properties during 2023 and using proceeds primarily for debt reduction.
●	Since December 2020, we have completed the sale of properties resulting in gross proceeds of approximately $909 million and reflecting an average price per square foot of approximately $220.
●	On August 9, 2023, we completed the sale of Forest Park in Charlotte, North Carolina for approximately $9.2 million in gross proceeds. On August 10, 2023, we used the net proceeds from this sale and cash on hand to repay $10 million of the BMO Term Loan.
●	Subsequent to September 30, 2023, on October 26, 2023, we completed the sale of One Legacy in Plano, Texas for approximately $48 million in gross proceeds. Proceeds are intended to be used primarily for the repayment of debt.
●	We have entered into purchase and sale agreements with three different (and unrelated) purchasers for the potential sale of three properties that would result in aggregate gross proceeds of approximately $153 million. The transactions remain subject to customary closing conditions, including without limitation, successful completion by one of the purchasers of a due diligence inspection period. If successful, the transactions are expected to close during the fourth quarter of 2023 and the proceeds are intended to be used primarily for the repayment of debt.

Dividends

●	On October 6, 2023, we announced that our Board of Directors declared a quarterly cash dividend for the three months ended September 30, 2023, of $0.01 per share of common stock that will be paid on November 9, 2023, to stockholders of record on October 20, 2023.

Consolidation of Sponsored REIT

As of January 1, 2023, we consolidated the operations of our Monument Circle sponsored REIT into our financial statements.  On October 29, 2021, we agreed to amend and restate our existing loan to Monument Circle that is secured by a mortgage on real estate owned by Monument Circle, which we refer to as the Sponsored REIT Loan.  The amended and restated Sponsored REIT Loan extended the maturity date from December 6, 2022 to June 30, 2023 and was further extended to September 30, 2023 on June 26, 2023), increased the aggregate principal amount of the loan from $21 million to $24 million, and included certain other modifications.  On September 26, 2023, the maturity date was further extended to September 30, 2024.  In consideration of our agreement to amend and restate the Sponsored REIT Loan, we obtained from the stockholders of Monument Circle the right to vote their shares in favor of any sale of the property owned by Monument Circle any time on or after January 1, 2023.  As a result of our obtaining this right to vote shares, GAAP variable interest entity (VIE) rules required us to consolidate Monument Circle as of January 1, 2023.

A gain on consolidation of approximately $0.4 million was recognized in the three months ended March 31, 2023.

Additional information about the consolidation of Monument Circle can be found in Note 1, “Organization, Properties, Basis of Presentation, Financial Instruments, and Recent Accounting Standards – Variable Interest Entities (VIEs)” and Note 2, “Related Party Transactions and Investments in Non-Consolidated Entities - Management fees and interest income from loans”, in the Notes to Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, Adjusted Funds From Operations (AFFO) and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2023 Net Income, FFO and Disposition Guidance

At this time, due primarily to economic conditions and uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income, FFO and property disposition guidance (other than our expectations for property dispositions for the balance of the year set forth above).

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and consolidated properties as of September 30, 2023.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for November 8, 2023, at 11:00 a.m. (ET) to discuss the third quarter 2023 results. To access the call, please dial 888-440-4368 and use conference ID 5398803.  Internationally, the call may be accessed by dialing 646-960-0856 and using conference ID 5398803. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to expectations for future potential leasing activity, expectations for future potential property dispositions, the payment of dividends and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the COVID-19 pandemic and other potential infectious disease outbreaks and terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, our inability to extend and/or refinance our debt or effect asset sales sufficient to repay such debt prior to the maturity dates thereof, inflation rates, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, and any delays in the timing of anticipated dispositions, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated, such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 and “Risk Factors” in Part 1, Item 1A of our Quarterly Report on Form 10-Q for the three months ended September 30, 2023, which may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2023	2022	2023	2022

Revenue:
Rental	$36,903	$40,366	$110,927	$122,994
Related party revenue:
Management fees and interest income from loans	—	466	—	1,393
Other	—	4	9	17
Total revenue	36,903	40,836	110,936	124,404

Expenses:
Real estate operating expenses	12,797	13,369	37,627	38,547
Real estate taxes and insurance	7,115	8,951	21,257	26,713
Depreciation and amortization	13,408	15,148	42,780	49,004
General and administrative	3,265	3,232	10,849	10,997
Interest	6,209	6,110	18,099	17,140
Total expenses	42,794	46,810	130,612	142,401

Loss on extinguishment of debt	(39)	(78)	(106)	(78)
Gain on consolidation of Sponsored REIT	—	—	394	—
Impairment and loan loss reserve	—	(717)	—	(1,857)
Gain (loss) on sale of properties and impairment of assets held for sale, net	(39,671)	24,077	(32,085)	24,077
Income (loss) before taxes	(45,601)	17,308	(51,473)	4,145
Tax expense	70	62	212	167
Net income (loss)	$(45,671)	$17,246	$(51,685)	$3,978

Weighted average number of shares outstanding, basic and diluted	103,430	103,236	103,333	103,372

Net income (loss) per share, basic and diluted	$(0.44)	$0.17	$(0.50)	$0.04

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and par value amounts)	2023	2022
Assets:
Real estate assets:
Land	$114,298	$126,645
Buildings and improvements	1,183,744	1,388,869
Fixtures and equipment	10,377	11,151
	1,308,419	1,526,665
Less accumulated depreciation	386,838	423,417
Real estate assets, net	921,581	1,103,248
Acquired real estate leases, less accumulated amortization of $19,660 and $20,243, respectively	7,447	10,186
Assets held for sale	132,659	—
Cash, cash equivalents and restricted cash	13,043	6,632
Tenant rent receivables	2,854	2,201
Straight-line rent receivable	43,253	52,739
Prepaid expenses and other assets	5,601	6,676
Related party mortgage loan receivable, less allowance for credit loss of $0 and $4,237, respectively	—	19,763
Other assets: derivative asset	—	4,358
Office computers and furniture, net of accumulated depreciation of $1,166 and $1,115, respectively	109	154
Deferred leasing commissions, net of accumulated amortization of $17,143 and $19,043, respectively	25,226	35,709
Total assets	$1,151,773	$1,241,666

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$80,000	$48,000
Term loans payable, less unamortized financing costs of $390 and $250, respectively	114,610	164,750
Series A & Series B Senior Notes, less unamortized financing costs of $371 and $494, respectively	199,629	199,506
Accounts payable and accrued expenses	36,857	50,366
Accrued compensation	3,179	3,644
Tenant security deposits	5,631	5,710
Lease liability	444	759
Acquired unfavorable real estate leases, less accumulated amortization of $384 and $574, respectively	97	195
Total liabilities	440,447	472,930

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,430,353 and 103,235,914 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,335,091	1,334,776
Accumulated other comprehensive income	1,417	4,358
Accumulated distributions in excess of accumulated earnings	(625,192)	(570,408)
Total stockholders’ equity	711,326	768,736
Total liabilities and stockholders’ equity	$1,151,773	$1,241,666

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Nine Months Ended
	September 30,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$(51,685)	$3,978
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	44,705	50,472
Amortization of above and below market leases	(39)	(88)
Amortization of other comprehensive income into interest expense	(2,789)	—
Shares issued as compensation	315	394
Loss on extinguishment of debt	106	78
Gain on consolidation of Sponsored REIT	(394)	—
Impairment and loan loss reserve	—	1,857
(Gain) loss on sale of properties and impairment of assets held for sale, net	32,085	(24,077)
Changes in operating assets and liabilities:
Tenant rent receivables	(653)	645
Straight-line rents	427	(4,064)
Lease acquisition costs	(903)	(2,659)
Prepaid expenses and other assets	(644)	(1,670)
Accounts payable and accrued expenses	(2,516)	(6,388)
Accrued compensation	(465)	(1,545)
Tenant security deposits	(79)	(493)
Payment of deferred leasing commissions	(5,926)	(7,086)
Net cash provided by operating activities	11,545	9,354
Cash flows from investing activities:
Property improvements, fixtures and equipment	(26,024)	(38,035)
Consolidation of Sponsored REIT	3,048	—
Proceeds received from sales of properties	37,062	102,007
Net cash provided by investing activities	14,086	63,972
Cash flows from financing activities:
Distributions to stockholders	(3,099)	(52,956)
Proceeds received from termination of interest rate swap	4,206	—
Stock repurchases	—	(4,843)
Borrowings under bank note payable	67,000	80,000
Repayments of bank note payable	(35,000)	(15,000)
Repayments of term loans payable	(50,000)	(110,000)
Deferred financing costs	(2,327)	(2,561)
Net cash used in financing activities	(19,220)	(105,360)
Net increase (decrease) in cash, cash equivalents and restricted cash	6,411	(32,034)
Cash, cash equivalents and restricted cash, beginning of year	6,632	40,751
Cash, cash equivalents and restricted cash, end of period	$13,043	$8,717

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2023	89,611	1.4%
2024	557,694	9.0%
2025	442,352	7.1%
2026	637,257	10.3%
2027	339,790	5.5%
Thereafter (2)	4,139,756	66.7%
	6,206,460	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,714,644 square feet of vacancies at our owned and consolidated properties as of September 30, 2023.

(dollars & square feet in 000's)	As of September 30, 2023
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	4	$454,322	49.3%	2,140	34.5%
Texas (a)	9	296,879	32.2%	2,423	39.1%
Georgia (a)	1	-	0.0%	160	2.6%
Minnesota	3	118,218	12.8%	758	12.2%
Virginia	1	32,723	3.6%	298	4.8%
Florida (a)	1	-	0.0%	213	3.4%
Indiana	1	19,439	2.1%	214	3.4%
Total	20	$921,581	100.0%	6,206	100.0%

(a) Each state has one property that was classified as an asset held for sale as of September 30, 2023.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

				Nine Months
(in thousands)	For the Three Months Ended			Ended
	31-Mar-23	30-Jun-23	30-Sep-23	30-Sep-23
Tenant improvements	$3,047	$4,381	$3,653	$11,081
Deferred leasing costs	908	3,230	1,114	5,252
Non-investment capex	2,967	2,042	1,775	6,784
	$6,922	$9,653	$6,542	$23,117

(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-22	30-Jun-22	30-Sep-22	31-Dec-22	31-Dec-22
Tenant improvements	$1,877	$5,453	$6,813	$7,508	$21,651
Deferred leasing costs	3,032	1,327	2,053	1,152	7,564
Non-investment capex	5,065	6,736	9,289	9,074	30,164
	$9,974	$13,516	$18,155	$17,734	$59,379

Square foot & leased percentages	September 30,	December 31,
	2023	2022
Owned Properties:
Number of properties (a)	19	21
Square feet	5,992,700	6,239,530
Leased percentage	74.8%	75.6%

Consolidated Property - Single Asset REIT (SAR):
Number of properties	1	—
Square feet	213,760	—
Leased percentage	4.1%

Total Owned and Consolidated Properties:
Number of properties	20	21
Square feet	6,206,460	6,239,530
Leased percentage	72.4%	75.6%

(a) Includes properties that were classified as an asset held for sale as of September 30, 2023.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Second		Third
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Jun-23	Leased (2)	30-Sep-23	Leased (2)

	FOREST PARK (3)	Charlotte, NC	—	78.4%	78.4%	(3)	(3)
1	PARK TEN	Houston, TX	157,609	90.8%	90.8%	83.8%	83.8%
2	PARK TEN PHASE II	Houston, TX	156,746	95.0%	95.0%	95.0%	95.0%
3	GREENWOOD PLAZA	Englewood, CO	196,236	66.3%	66.3%	66.3%	66.3%
4	ADDISON	Addison, TX	289,333	83.0%	83.0%	83.0%	83.0%
5	COLLINS CROSSING	Richardson, TX	300,887	97.1%	97.1%	85.5%	91.8%
6	INNSBROOK	Glen Allen, VA	298,183	81.3%	81.3%	81.3%	81.3%
7	LIBERTY PLAZA	Addison, TX	217,841	71.6%	71.8%	78.3%	76.1%
8	BLUE LAGOON (5)	Miami, FL	213,182	98.5%	98.5%	98.5%	98.5%
9	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
10	121 SOUTH EIGHTH ST	Minneapolis, MN	298,121	79.6%	82.2%	79.6%	79.6%
11	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	91.8%	91.8%	91.8%
12	LEGACY TENNYSON CTR	Plano, TX	209,461	62.5%	53.5%	67.3%	65.7%
13	ONE LEGACY (5)	Plano, TX	214,110	73.8%	73.8%	71.3%	72.1%
14	WESTCHASE I & II	Houston, TX	629,025	58.7%	58.7%	60.7%	60.1%
15	1999 BROADWAY	Denver, CO	682,639	61.0%	61.6%	57.5%	59.8%
16	1001 17TH STREET	Denver, CO	648,861	71.0%	71.0%	71.1%	71.4%
17	PLAZA SEVEN	Minneapolis, MN	330,096	64.4%	64.3%	59.3%	61.0%
18	PERSHING PLAZA (5)	Atlanta, GA	160,145	79.8%	79.8%	79.8%	79.8%
19	600 17TH STREET	Denver, CO	612,135	80.8%	80.6%	80.8%	80.8%
	OWNED PORTFOLIO		5,992,700	75.7%	75.6%	74.8%	75.4%

20	MONUMENT CIRCLE (4)	Indianapolis, IN	213,760	4.1%	4.1%	4.1%	4.1%

	OWNED & CONSOLIDATED PORTFOLIO		6,206,460	73.3%	73.2%	72.4%	72.9%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	Property was classified as an asset held for sale as of June 30, 2023 and was sold on August 9, 2023.
(4)	Consolidated property as of January 1, 2023, which was previously a managed property.
(5)	Properties were classified as assets held for sale as of September 30, 2023.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned and Consolidated Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned and consolidated portfolio based on total square feet:

As of September 30, 2023

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	4.0%
2	EOG Resources, Inc.	169,167	2.7%
3	US Government	168,573	2.7%
4	Lennar Homes, LLC	155,808	2.5%
5	Kaiser Foundation Health Plan, Inc.	120,979	1.9%
6	Swift, Currie, McGhee & Hiers, LLP	101,296	1.6%
7	Commonwealth of Virginia	100,010	1.6%
8	Deluxe Corporation	98,922	1.6%
9	Ping Identity Corp.	89,856	1.5%
10	Argo Data Resource Corporation	85,650	1.4%
11	Permian Resources Operating, LLC	67,856	1.1%
12	Bread Financial Payments, Inc.	67,274	1.1%
13	PwC US Group	66,304	1.1%
14	Hall and Evans LLC	65,878	1.0%
15	Cyxtera Management, Inc.	61,826	1.0%
16	Precision Drilling (US) Corporation	59,569	1.0%
17	EMC Corporation	57,100	0.9%
18	ID Software, LLC	57,100	0.9%
19	Olin Corporation	54,080	0.9%
20	Unique Vacations, Inc.	53,119	0.9%
	Total	1,948,766	31.4%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Loss to FFO and AFFO:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2023	2022	2023	2022
Net income (loss)	$(45,671)	$17,246	$(51,685)	$3,978
Gain on consolidation of Sponsored REIT	—	—	(394)	—
Impairment and loan loss reserve	—	717	—	1,857
(Gain) loss on sale of properties and impairment of assets held for sale, net	39,671	(24,077)	32,085	(24,077)
Depreciation & amortization	13,400	15,114	42,742	48,916
NAREIT FFO	7,400	9,000	22,748	30,674
Lease Acquisition costs	109	41	278	206
Funds From Operations (FFO)	$7,509	$9,041	$23,026	$30,880

Funds From Operations (FFO)	$7,509	$9,041	$23,026	$30,880
Loss on extinguishment of debt	39	78	106	78
Amortization of deferred financing costs	665	461	1,926	1,468
Shares issued as compensation	—	—	315	394
Straight-line rent	106	(1,160)	428	(4,064)
Tenant improvements	(3,653)	(6,813)	(11,081)	(14,143)
Leasing commissions	(1,114)	(2,053)	(5,252)	(6,412)
Non-investment capex	(1,775)	(9,289)	(6,784)	(21,090)
Adjusted Funds From Operations (AFFO)	$1,777	$(9,735)	$2,684	$(12,889)

Per Share Data
EPS	$(0.44)	$0.17	$(0.50)	$0.04
FFO	$0.07	$0.09	$0.22	$0.30
AFFO	$0.02	$(0.09)	$0.03	$(0.12)

Weighted average shares (basic and diluted)	103,430	103,236	103,333	103,372

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses.  The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for all periods presented.  We exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	30-Sep-23	30-Jun-23	(Dec)	Change
Region
East	298	$239	$343	$(104)	(30.3)%
MidWest	758	1,396	1,718	(322)	(18.7)%
South	2,797	8,532	8,128	404	5.0%
West	2,140	6,505	6,412	93	1.5%
Property NOI* from Owned Properties	5,993	16,672	16,601	71	0.4%
Disposition and Acquisition Properties (a)	213	(68)	(30)	(38)	(0.2)%
NOI*	6,206	$16,604	$16,571	$33	0.2%

Sequential Same Store		$16,672	$16,601	$71	0.4%

Less Nonrecurring
Items in NOI* (b)		485	301	184	(1.1)%

Comparative
Sequential Same Store		$16,187	$16,300	$(113)	(0.7)%

Reconciliation to	Three Months Ended	Three Months Ended
Net income (loss)	30-Sep-23	30-Jun-23
Net income (loss)	$(45,671)	$(8,420)
Add (deduct):
Loss on extinguishment of debt	39	—
Gain on sale of properties, net	39,671	806
Management fee income	(460)	(427)
Depreciation and amortization	13,409	14,645
Amortization of above/below market leases	(9)	(12)
General and administrative	3,265	3,768
Interest expense	6,209	6,084
Non-property specific items, net	151	127

NOI*	$16,604	$16,571

(a)	We define Disposition and Acquisition Properties as properties that were sold or acquired or consolidated and do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.